EXHIBIT 99.1

Power Integrations Reports Third-Quarter Financial Results

Quarterly Revenues Grew 26 Percent Year-Over-Year to $75.5 Million

SAN JOSE, Calif., Oct. 27, 2010 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended September 30, 2010.

Net revenues for the third quarter were $75.5 million, up 26 percent compared with the third quarter of 2009, and down six percent compared with the second quarter of 2010. Net income was $12.6 million or $0.43 per diluted share, compared with $9.2 million or $0.32 per diluted share in the year-ago quarter and $15.6 million or $0.53 per diluted share in the second quarter of 2010. Gross margin for the third quarter was 51.7 percent; operating margin was 20.2 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses and the related tax effects. Non-GAAP net income for the third quarter was $15.5 million or $0.53 per diluted share, compared with $10.4 million or $0.36 per diluted share in the year-ago quarter and $17.7 million or $0.60 per diluted share, in the second quarter of 2010. Non-GAAP gross margin for the third quarter was 51.9 percent; non-GAAP operating margin was 24.1 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations, "As discussed in our earnings announcement last quarter, a transition in our European distribution relationships caused some sales to be accelerated into the second quarter at the expense of third-quarter sales. We believe this timing issue accounted for most of the sequential decrease in our third-quarter revenues. Nevertheless, revenues increased 26 percent versus last year's strong third quarter, and we believe we are on track for full-year revenue growth of between 36 percent and 39 percent."

Balakrishnan continued: "Like many of our peers, we are seeing a moderation in sales as the supply chain digests an apparent excess of inventory. Cyclical fluctuations notwithstanding, we believe we are continuing to gain share in the power-supply market by enabling customers to meet increasingly stringent efficiency specs without adding cost and complexity. In fact, designers looking to cut standby waste all the way to zero can now do so with our new 'Zero' series of products. Our new LinkZero™-AX family, used in conjunction with our recently introduced CapZero™ and SenZero™ power-saving products, enables designers to achieve 0.00 watts of standby waste in appliances, TVs and other products that utilize an auxiliary power supply."

Additional Highlights

  Power Integrations paid a quarterly dividend of $0.05 per share on September 30, 2010. The next quarterly dividend of $0.05 per share will be paid on December 31, 2010 to stockholders of record as of November 30, 2010.
  Power Integrations received and acquired a total of 20 U.S. patents and 5 foreign patents during the quarter, and had a total of 329 U.S. patents and 201 foreign patents as of September 30, 2010.
  On October 22, Power Integrations announced a strategic investment in SemiSouth Laboratories, a Mississippi-based manufacturer of high-voltage silicon-carbide (SiC) power devices. Power Integrations' commitment of $30 million, which includes an equity investment in SemiSouth, a technology license and other financial commitments, will help drive the continued expansion of SemiSouth's SiC fabrication facility. The companies will collaborate to drive adoption of SemiSouth's SiC technology, which enables ultra-efficient power conversion for solar and wind inverters, hybrid/electric vehicles and other very high-power applications that benefit from exceptionally high energy efficiency.

Financial Outlook

The company expects its fourth-quarter revenues to be between $67 million and $73 million. Fourth-quarter gross margin is expected to be between 49 percent and 50 percent, with operating expenses between $24 million and $25 million including approximately $3 million of stock-based compensation expenses.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart™ energy-efficiency technology has saved an estimated $4.4 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site (www.powerint.com/greenroom) provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (Amex:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-20 ("ASC 718-20"), and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations' industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected fourth-quarter 2010 financial performance and its future collaborative efforts with SemiSouth are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company's products; the ability of the company to obtain sufficient quantities of wafers in a timely manner from its suppliers; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; fluctuations in currency exchange rates; and SemiSouth's progress in the development of its technology. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on August 6, 2010. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart, LinkZero, CapZero, SenZero and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are the property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
NET REVENUES	$ 75,452	$ 79,858	$ 60,024	$ 226,817	$ 149,563

COST OF REVENUES	36,447	38,369	30,901	110,402	75,311

GROSS PROFIT	39,005	41,489	29,123	116,415	74,252

OPERATING EXPENSES:
Research and development	9,348	8,674	6,846	26,133	22,259
Sales and marketing	7,657	7,527	5,744	22,104	17,891
General and administrative	6,746	6,465	5,465	19,223	16,740
Total operating expenses	23,751	22,666	18,055	67,460	56,890

INCOME FROM OPERATIONS	15,254	18,823	11,068	48,955	17,362

OTHER INCOME, net	415	471	178	1,379	1,756

INCOME BEFORE PROVISION FOR INCOME TAXES	15,669	19,294	11,246	50,334	19,118

PROVISION FOR INCOME TAXES	3,035	3,707	2,094	9,800	5,033

NET INCOME	$ 12,634	$ 15,587	$ 9,152	$ 40,534	$ 14,085

EARNINGS PER SHARE:
Basic	$ 0.45	$ 0.56	$ 0.34	$ 1.46	$ 0.52
Diluted	$ 0.43	$ 0.53	$ 0.32	$ 1.38	$ 0.50

SHARES USED IN PER-SHARE CALCULATION:
Basic	27,894	27,844	26,723	27,737	26,857
Diluted	29,283	29,535	28,431	29,406	28,108

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$ 153	$ 173	$ 188	$ 481	$ 614
Research and development	1,125	929	340	2,782	3,256
Sales and marketing	727	639	173	1,776	1,729
General and administrative	930	775	705	2,438	2,446
Total stock-based compensation expense	$ 2,935	$ 2,516	$ 1,406	$ 7,477	$ 8,045

Operating expenses include the following:
Patent-litigation expenses	$ 1,801	$ 1,516	$ 1,473	$ 4,404	$ 3,238

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	23%	25%	24%	24%	24%
TinySwitch	37%	39%	43%	38%	44%
LinkSwitch	39%	35%	32%	37%	31%
Other	1%	1%	1%	1%	1%

REVENUE MIX BY END MARKET
Communications	30%	28%	32%	30%	32%
Computer	11%	12%	14%	12%	15%
Consumer	37%	40%	37%	38%	36%
Industrial	22%	20%	17%	20%	17%
POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$ 39,005	$ 41,489	$ 29,123	$ 116,415	$ 74,252
GAAP gross profit margin	51.7%	52.0%	48.5%	51.3%	49.6%

Stock-based compensation included in cost of revenues	153	173	188	481	614

Non-GAAP gross profit	$ 39,158	$ 41,662	$ 29,311	$ 116,896	$ 74,866
Non-GAAP gross profit margin	51.9%	52.2%	48.8%	51.5%	50.1%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$ 23,751	$ 22,666	$ 18,055	$ 67,460	$ 56,890

Less: Stock-based compensation included in operating expenses:
Research and development	1,125	929	340	2,782	3,256
Sales and marketing	727	639	173	1,776	1,729
General and administrative	930	775	705	2,438	2,446
Total	2,782	2,343	1,218	6,996	7,431

Non-GAAP operating expenses	$ 20,969	$ 20,323	$ 16,837	$ 60,464	$ 49,459

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$ 15,254	$ 18,823	$ 11,068	$ 48,955	$ 17,362
GAAP operating margin	20.2%	23.6%	18.4%	21.6%	11.6%

Stock-based compensation included in cost of revenues	153	173	188	481	614
Stock-based compensation included in operating expenses	2,782	2,343	1,218	6,996	7,431

Non-GAAP income from operations	$ 18,189	$ 21,339	$ 12,474	$ 56,432	$ 25,407
Non-GAAP operating margin	24.1%	26.7%	20.8%	24.9%	17.0%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$ 3,035	$ 3,707	$ 2,094	$ 9,800	$ 5,033
GAAP effective tax rate	19.4%	19.2%	18.6%	19.5%	26.3%

Tax effect of items excluded from non-GAAP results	(93)	(356)	(202)	(455)	(959)

Non-GAAP provision for income taxes	$ 3,128	$ 4,063	$ 2,296	$ 10,255	$ 5,992
Non-GAAP effective tax rate	16.8%	18.6%	18.1%	17.7%	22.1%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$ 12,634	$ 15,587	$ 9,152	$ 40,534	$ 14,085

Adjustments to GAAP net income
Total stock-based compensation	2,935	2,516	1,406	7,477	8,045
Tax effect of items excluded from non-GAAP results	(93)	(356)	(202)	(455)	(959)

Non-GAAP net income	$ 15,476	$ 17,747	$ 10,356	$ 47,556	$ 21,171

Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,283	29,535	28,431	29,406	28,108

Non-GAAP income per share (diluted)
	$ 0.53	$ 0.60	$ 0.36	$ 1.62	$ 0.75

Note on use of non-GAAP financial measures:
In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recognized under Accounting Standard Codification ("ASC") 718-20 and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.
POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2010	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 164,083	$ 159,775	$ 134,974
Short-term investments	16,039	12,273	20,567
Accounts receivable	7,925	18,282	21,756
Inventories	49,120	35,724	26,248
Notes receivable	5,000	4,750	--
Deferred tax assets	1,452	1,474	1,389
Prepaid expenses and other current assets	6,279	7,394	10,941
Total current assets	249,898	239,672	215,875

INVESTMENTS	44,023	56,609	40,100
PROPERTY AND EQUIPMENT, net	74,280	70,739	62,381
GOODWILL AND INTANGIBLE ASSETS	15,316	4,579	4,923
DEFERRED TAX ASSETS	14,280	13,796	14,590
OTHER ASSETS	5,550	6,686	6,698
Total assets	$ 403,347	$ 392,081	$ 344,567

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 16,505	$ 23,109	$ 16,944
Accrued payroll and related expenses	5,864	6,922	6,145
Taxes payable	1,220	251	478
Deferred income on sales to distributors	14,849	14,926	9,040
Other accrued liabilities	3,496	3,481	3,309
Total current liabilities	41,934	48,689	35,916

LONG-TERM LIABILITIES:
Income taxes payable	27,457	26,188	23,859

Total liabilities	69,391	74,877	59,775

STOCKHOLDERS' EQUITY:
Common stock	28	28	27
Additional paid-in capital	162,764	157,354	150,021
Cumulative translation adjustment	54	(51)	4
Retained earnings	171,110	159,873	134,740
Total stockholders' equity	333,956	317,204	284,792
Total liabilities stockholders' equity	$ 403,347	$ 392,081	$ 344,567
POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	Sept. 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 12,634	$ 9,152	$ 40,534	$ 14,085
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,343	2,572	9,478	7,550
Loss (gain) on sale of property and equipment	5	--	(344)	(10)
Stock-based compensation expense	2,916	1,406	7,459	8,046
Amortization of premium on held-to-maturity investments	479	54	1,337	105
Deferred income taxes	(461)	1,148	249	1,428
Decrease in accounts receivable and other allowances	(7)	(89)	(25)	(4)
Excess tax benefit from stock options exercised	(48)	(87)	(939)	(102)
Tax benefit associated with employee stock plans	(89)	371	1,951	554
Change in operating assets and liabilities:
Accounts receivable	10,362	(5,976)	13,854	(7,393)
Inventories	(13,336)	1,976	(22,796)	8,010
Prepaid expenses and other assets	1,048	(2,332)	4,610	(6,151)
Accounts payable	(4,360)	4,674	93	5,514
Taxes payable and other accrued liabilities	1,299	1,965	4,305	1,173
Deferred income on sales to distributors	(77)	1,259	5,808	2,524
Net cash provided by operating activities	13,708	16,093	65,574	35,329

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,320)	(4,079)	(21,833)	(7,567)
Proceeds from sale of property and equipment	--	--	1,415	--
Acquisition	(8,598)	--	(8,598)	--
Notes to third parties	(2,000)	--	(6,750)	--
Purchases of held-to-maturity investments	--	(22,865)	(27,224)	(25,620)
Proceeds from held-to-maturity investments	8,341	2,499	26,491	6,349
Net cash used in investing activities	(10,577)	(24,445)	(36,499)	(26,838)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	2,524	8,444	17,987	13,698
Repurchase of common stock	--	(2,135)	(13,960)	(28,674)
Repurchase of stock options	--	--	--	(9,048)
Retirement of performance shares for income tax withholding	--	--	(769)	--
Payments of dividends to stockholders	(1,395)	(672)	(4,163)	(2,017)
Excess tax benefit from stock options exercised	48	87	939	102
Net cash provided by (used in) financing activities	1,177	5,724	34	(25,939)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,308	(2,628)	29,109	(17,448)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	159,775	152,652	134,974	167,472

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 164,083	$ 150,024	$ 164,083	$ 150,024

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unpaid property and equipment, net	$ 1,008	$ 305	$ 1,008	$ 44
Conversion of notes receivable in connection with acquisition	$ 1,752	$ --	$ 1,752	$ --
Application of prepayment to acquisition	$ 1,200	$ --	$ 1,200	$ --

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$ --	$ --	$ --	$ 397
Cash paid for income taxes, net of refunds	$ 1,337	$ (267)	$ 1,951	$ 86
CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com